UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Materials Pursuant to Section 240.14a-12

                              GRAPHON CORPORATION
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee previously paid with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)  Amount Previously Paid:

   2)  Form, Schedule or Registration Statement No.:

   3)  Filing Party:

   4)  Date Filed:

                               GRAPHON CORPORATION
                          5400 Soquel Avenue, Suite A-2
                          Santa Cruz, California 95062

                          ----------------------------

                  NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 19, 2008

                  ---------------------------------------------


To the Stockholders of
GraphOn Corporation:

      NOTICE IS GIVEN that the 2008 annual meeting of stockholders of GraphOn Corporation will be held at the Hilton Santa Cruz/Scotts Valley, 6001 La Madrona Drive, Santa Cruz, California 95060, on Wednesday, November 19, 2008 at 10:00 a.m., local time, for the following purposes:

      I. To elect one director to Class III of the board of directors to serve for a three-year term.

      II. To ratify the selection of Macias Gini & O'Connell LLP as our independent auditors for the fiscal year ending December 31, 2008.

      III. To transact such other business as may properly come before the meeting.

      Only stockholders of record at the close of business on October 1, 2008 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.


                                    /s/ William Swain
                                    -----------------
                                    William Swain
                                    Secretary

Santa Cruz, California
October 1, 2008



Whether or not you plan to attend the meeting, please sign and date the enclosed proxy, which is solicited by our board of directors, and promptly return it in the pre-addressed envelope provided for that purpose. Any stockholder may revoke his or her proxy at any time before the meeting by giving written notice to such effect, by submitting a subsequently dated proxy, or by attending the meeting and voting in person.

                               GRAPHON CORPORATION
                          5400 Soquel Avenue, Suite A-2
                          Santa Cruz, California 95062

                                 PROXY STATEMENT

                                  INTRODUCTION

      This proxy statement is being mailed on or about October 3, 2008 to all stockholders who held our common stock at the close of business on October 1, 2008 in connection with our solicitation of proxies for the 2008 annual meeting of stockholders to be held at the Hilton Santa Cruz/Scotts Valley, 6001 La Madrona Drive, Santa Cruz, California 95060 on Wednesday, November 19, 2008 at 10:00 a.m., local time.

Solicitation of Proxies
-----------------------
      Who is soliciting my vote and how is the solicitation financed?

   This proxy solicitation is being made by GraphOn Corporation. Proxies are being solicited by mail, and all expenses of preparing and soliciting such proxies will be paid by us. We have also arranged for reimbursement of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. Proxies may also be solicited by our directors, officers and employees, but such persons will not be specifically compensated for such services.

      When was the proxy statement mailed to stockholders?

   This proxy statement was first mailed to stockholders on or about October 3, 2008.

      Can I attend the meeting?

   All persons or entities who held shares of our common stock on October 1, 2008 can attend the meeting. If your shares are held through a broker and you would like to attend the meeting, please bring a copy of your brokerage account statement or an omnibus proxy (which can be obtained from your broker) and you will be permitted to attend the meeting.

Issues Submitted for Voting
---------------------------
      On what issues am I voting?

      o election of one director to Class III of the board of directors to serve for a three-year term; and

      o ratification of the selection of Macias Gini & O'Connell LLP as our independent auditors for the fiscal year ending December 31, 2008.

   Our board does not now know of any other matter that may be brought before the meeting.

      What if unanticipated business arises for vote at the meeting?

   In the event that any other matter should come before the meeting, or any of the director nominees should not be available for election, the persons named as proxy will have authority to vote, in their discretion, all proxies not marked to the contrary as they deem advisable.

Manner of Voting
----------------
      How do I cast my vote?

   Sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of the director nominee and FOR the ratification of the selection of Macias Gini & O'Connell LLP as our independent auditors for the fiscal year ending December 31, 2008.

      What if my shares are held through a bank or broker?

   Stockholders who hold their shares through a bank or broker can also vote via the Internet if this option is offered by the bank or broker.

      May I revoke my proxy?

   Any stockholder may revoke his or her proxy, whether (s)he votes by mail or the Internet, at any time before the meeting, by written notice to such effect received by us at the address set forth above, attn: corporate secretary, by delivery of a subsequently dated proxy, or by attending the meeting and voting in person.

      Who will count the votes?

   Representatives of our transfer agent, American Stock Transfer & Trust Company, will count the votes.

      Is my vote confidential?

   Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to the transfer company and are handled in a manner that protects your voting privacy. Your vote will not be disclosed except as needed to permit the transfer company to tabulate and certify the vote and as required by law. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management. Your identity will be kept confidential, unless you ask that your name be disclosed.

Votes Required
--------------
      How many shares can vote?

   Only stockholders who owned our common stock at the close of business on October 1, 2008 (the "record date") can cast votes on the proposals raised at this annual meeting. The total number of shares of our common stock outstanding as of the record date was 47,322,292. Our common stock is the only class of securities entitled to vote, each share being entitled to one non-cumulative vote. A list of stockholders of record as of the record date will be available at our offices, 5400 Soquel Avenue, Suite A-2, Santa Cruz, California 95062, for a period of ten days prior to the meeting and at the Hilton Santa Cruz/Scotts Valley, 6001 La Madrona Drive, Santa Cruz, California 95060, on the day of the meeting itself, for examination by any stockholder.

      How many shares are required for the adoption of a proposal?

   A majority of the shares of our common stock outstanding and entitled to vote as of October 1, 2008 constitutes a quorum and must be present at the meeting, in person or by proxy, for the meeting to be held for the transaction of business.

   The Class III director will be elected by a plurality of the votes cast at the meeting. To be adopted, the proposal to ratify the selection of Macias Gini & O'Connell LLP as our independent auditors must receive the affirmative vote of more than 50% of the shares voting on the matter.

   If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. Broker non-votes (proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares) will be counted as part of the quorum. However, broker non-votes will not be counted for purposes of determining whether a proposal has been approved. Abstentions will be counted in the tabulation of votes cast on each of the proposals presented. An abstention has the same effect as a vote AGAINST a proposal.

Stockholder Proposals for the 2009 Annual Meeting
-------------------------------------------------
      When are stockholder proposals for the 2009 annual meeting due?

   All stockholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to William Swain, our Secretary, at our address prior to June 5, 2009.

                                   PROPOSAL I
                                   ----------
                              ELECTION OF DIRECTOR

      The members of our board of directors are divided into three classes. The members of one class are elected at each annual meeting of stockholders to hold office for a three-year term and until successors of such class members have been elected and qualified. The respective members of each class are set forth below:

      o Class I:   Michael Volker (one person; term expires 2009)
      o Class II:  Robert Dilworth and August Klein (two persons; terms expire 2010)
      o Class III: Gordon M. Watson (one person; current nominee, term expires 2008)

      One director is to be elected at this meeting to serve for a term of three years or until his successor is elected and qualified.

Nominee for Election at the 2008 Annual Meeting (to a three-year term expiring in 2011 - Class III)

      The following sets forth information concerning the nominee:

      Gordon M. Watson, age 72, has served as one of our directors since April 2002. In 1997 Mr. Watson founded Watson Consulting, LLC, a consulting company for early stage technology companies, and has served as its President since its inception. From 1996 to 1997, Mr. Watson served as Western Regional Director, Lotus Consulting of Lotus Development Corporation. From 1988 to 1996, Mr. Watson held various positions with Platinum Technology, Incorporated, most recently serving as Vice President Business Development, Distributed Solutions. Earlier positions included: Senior Vice President of Sales for Local Data, Incorporated; President, Troy Division, Data Card Corporation; and Vice President and General Manager, Minicomputer Division, Computer Automation, Incorporated. Mr. Watson also held various executive and director level positions with TRW, Incorporated, Varian Data Machines, and Computer Usage Company. Mr. Watson holds a Bachelors of Science degree in electrical engineering from the University of California at Los Angeles and has taught at the University of California at Irvine. Mr. Watson is also a director of PATH Reliability, SoftwarePROSe, Inc. and Pound Hill Software.

Current Director Whose Term Expires in 2009 (Class I)

      Michael Volker, age 59, has served as one of our directors since July 2001. Since 1996 Mr. Volker has been Director of Simon Fraser University's Industry Liaison Office. He is also Chief Executive Officer of WUTIF Capital, an "angel" fund that invests in technology startup companies. From 1996 to 2001, Mr. Volker was Chairman of the Vancouver Enterprise Forum, a non-profit organization dedicated to the development of British Columbia's technology enterprises. From 1987 to 1996, Mr. Volker was Chief Executive Officer and Chairman of the Board of Directors of RDM Corporation, a developer of specialized hardware and software products for both Internet electronic commerce and paper payment processing. From 1988 to 1992, Mr. Volker was Executive Director of BC Advanced Systems Institute, a hi-tech research institute. Since 1982, Mr. Volker has been active in various early stage businesses as a founder, investor, director and officer. Mr. Volker, a registered professional engineer in the Province of British Columbia, holds a Bachelor's and Master's degree from the University of Waterloo. Mr. Volker is also a director of Visiphor Corporation, Plutonic Power Corporation, Cyberlink Technologies, Inc. and Angelwest Capital Corporation.

Current Directors Whose Terms Expire in 2010 (Class II)

      Robert Dilworth, age 67, has served as one of our directors since July 1998 and was appointed Chairman in December 1999. In January 2002, Mr. Dilworth was appointed Interim Chief Executive Officer and in September 2006, Mr. Dilworth was appointed our full-time Chief Executive Officer. From 1987 to 1998, Mr. Dilworth served as the Chief Executive Officer and Chairman of the Board of Metricom, Inc., a leading provider of wireless data communication and network solutions. Prior to joining Metricom, from 1985 to 1988, Mr. Dilworth served as President of Zenith Data Systems Corporation, a microcomputer manufacturer. Earlier positions included: Chief Executive Officer and President of Morrow Designs; Chief Executive Officer of Ultramagnetics; Group Marketing and Sales Director of Varian Associates Instruments Group; Director of Minicomputer Systems at Sperry Univac; and Vice President of Finance and Administration at Varian Data Machines. Mr. Dilworth is currently a director of eOn Communications and Amber Communications. Mr. Dilworth previously served as director of Mobility Electronics, Get2Chip.com, Inc., Sky Pipeline and Yummy Interactive.

      August P. Klein, age 72, has served as one of our directors since August 1998. In 1995 Mr. Klein founded JSK Corporation, a general contracting firm. Mr. Klein was an initial member of JSK Corporation's board of directors and served as its initial Chief Executive Officer until his retirement in 1999. Mr. Klein remains a member of JSK Corporation's board of directors. From 1989 to 1993, Mr. Klein was founder and Chief Executive Officer of Uniquest, Inc., an object-oriented application software company. From 1984 to 1988, Mr. Klein served as Chief Executive Officer of Masscomp, Inc., a developer of high performance real time mission critical systems and UNIX-based applications. Mr. Klein has served as Group Vice President, Serial Printers at Data
Products Corporation and President and Chief Executive Officer at Integral Data Systems, a manufacturer of personal computer printers. Mr. Klein spent
25 years with IBM Corporation, rising to a senior executive position as General Manager of the Retail/Distribution Business Unit. Mr. Klein is a director of QuickSite Corporation and has served as a trustee of the Computer Museum in Boston, Massachusetts since 1988. Mr. Klein holds a B.S. in Mathematics from St. Vincent College.

Executive Officer that is not a Director

      William Swain, age 67, has served as our Chief Financial Officer and Secretary since March 2000. Mr. Swain was a consultant from August 1998 until February 2000, working with entrepreneurs in the technology industry in connection with the start-up and financing of new business opportunities. Mr. Swain was Chief Financial Officer and Secretary of Metricom Inc., from January 1988 until June 1997, during which time he was instrumental in private financings as well as Metricom's initial public offering and subsequent public financing activities. Mr. Swain continued as Senior Vice President of Administration with Metricom from June 1997 until July 1998. Prior to joining Metricom, Mr. Swain held top financial positions with leading companies in the computer industry, including Morrow Designs, Varian Associates and Univac. Mr. Swain holds a Bachelors degree in Business Administration from California State University of Los Angeles and is a Certified Public Accountant in the State of California.

      Executive officers are elected annually by our board to hold office until the first meeting of the board following the next annual meeting of stockholders and until their successors are chosen and qualified.

      Our board of directors has determined that each of our non-employee directors (August Klein, Michael Volker and Gordon Watson), who collectively constitute a majority of our board, meets the general independence criteria set forth in the Nasdaq Marketplace rules. In addition, as further required by Nasdaq rules, our board has made a subjective determination as to each of the foregoing individuals that no relationships exist that, in the opinion of our board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board and Committee Meetings

      Our board of directors has established two committees: an audit committee and a compensation committee. During 2007, our board met five times, our audit committee met four times and our compensation committee met twice. Each director attended, either in person or by electronic means, at least 90% of the aggregate number of meetings of the board of directors and the number of meetings held by all committees on which he served during 2007.

      The duties and responsibilities of the audit committee are described below under "Report of Audit Committee." The audit committee is composed of August P. Klein (committee chairman), Michael Volker and Gordon Watson. The board has determined that each member of the audit committee meets the Nasdaq Marketplace Rules' definition of "independent" for audit committee purposes. The board of directors has also determined that Mr. Klein meets the SEC definition of an "audit committee financial expert."

      The compensation committee reviews and approves the compensation and benefits for our executive officers, administers our stock plans and performs other duties as may from time to time be determined by our board. The compensation committee does not have a written charter. The compensation committee is composed of Gordon Watson and August Klein, each of whom is an independent director. The compensation committee annually reviews and determines both the cash and non-cash components of compensation paid to our directors and executive officers. The compensation committee does not rely on the use of outside consultants while carrying out its duties; however, they have utilized information published by independent organizations such as the American Electronics Association and Culpepper and Associates for insight as to general compensation levels currently being offered in our industry. Due to the small size of our company, it is not practical for the compensation committee to delegate its functions to other parties and historically no such delegation has occurred. Our executive officers have historically not performed any role in determining or recommending the amount or form of executive or director compensation.

      We do not have a nominating committee as the board has determined, given its relatively small size, to perform this function as a whole. We do not currently have a charter or written policy with regard to the nomination process. At this time, we do not have a formal policy with regard to the consideration of any director candidates recommended by our stockholders because historically we have not received recommendations from our stockholders.

      Stockholders may propose director nominees for consideration by our board of directors. Stockholders can propose qualified candidates for director nominees by submitting, in writing, the names, appropriate biographical information and qualifications of such nominees to: William Swain, Chief Financial Officer and Secretary, GraphOn Corporation, 5400 Soquel Avenue, Suite A2, Santa Cruz, California 95062. Properly completed submissions that are received will be forwarded to the board of directors for further review and consideration. In considering any nominee proposed by a stockholder, the directors will reach a conclusion based on the factors described below. The board does not intend to evaluate candidates proposed by stockholders any differently than other candidates. After full consideration, the stockholder proponent will be notified of the decision of the board of directors.

      Qualifications for consideration as a board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. The board of directors would consider, among other things, an individual's business experience, industry experience, breadth of knowledge about issues affecting our company, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual.

Code of Ethics

      We have a code of ethics that applies to all of our employees, including our chief executive officer, chief financial officer and controller. Our code of ethics is made available at our website at: www.graphon.com. Follow the link to "About GraphOn" to the link for "Corp. Governance" and then "Code of Ethics."

Stockholder Communication with Board Members

      We maintain contact information for stockholders, both telephone and email, on our website (www.graphon.com) under the heading "About GraphOn." By first clicking on the "About GraphOn" link and then following the "Contact Us" link, a stockholder will be given access to our telephone number and mailing address as well as a link for providing email correspondence to Investor/Public Relations. Communications sent to Investor/Public Relations and specifically marked as a communication for our board will be forwarded to the board or specific members of the board as directed in the stockholder communication. In addition, communications received via telephone or mail for the board are forwarded to the board by one of our employees.

Board Member Attendance at Annual Meetings

      Our board of directors does not have a formal policy regarding attendance of directors at our annual stockholder meetings. All of our directors attended our 2007 annual meeting of stockholders.

Board Recommendation

      THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE TO SERVE AS A CLASS III DIRECTOR.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information for the fiscal years ended December 31, 2007 and 2006, respectively, concerning compensation we paid to our Chief Executive Officer and our other executive officers whose total compensation exceeded $100,000 for the year ended December 31, 2007.


                               Summary Compensation Table
------------------------------------------------------------------------------------
Name and                                        Option       All Other
Principal Position         Year     Salary    Awards (1)   Compensation     Total
------------------------------------------------------------------------------------
Robert Dilworth            2007   $ 296,852   $  36,734           -        $ 333,586
Chief Executive Officer    2006   $ 259,034   $  33,743           -        $ 292,777

------------------------------------------------------------------------------------
William Swain              2007   $ 149,569   $  28,085      $ 2,000 (2)   $ 179,654
Chief Financial Officer    2006   $ 141,750   $  25,155      $ 2,000 (2)   $ 168,905

(1) The amounts listed in the Option Awards column reflect the dollar amount recognized for financial statement reporting purposes for the respective fiscal year in accordance with Statement of Financial Accounting Standards No. 123R, "Share-Based Payment," ("FAS No. 123R"), and include amounts from awards granted in and prior to 2007 and 2006, respectively. Prior to our adoption of FAS No. 123R, on January 1, 2006, we used the intrinsic-value method, as prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" and interpretations thereof (collectively "APB 25"). We estimated the fair value of stock options at their grant date by using the Black-Scholes option pricing model with the following weighted average assumptions for grants made prior to 2006 that are included in the Summary Compensation Table: dividend yield, 0; risk free interest of 1.5% to 2.5%; expected volatility of 60%; and an expected life of 5 years. The assumptions used in the valuations of the stock options awarded in 2007 and 2006, subsequent to our adoption of FAS No. 123R, are set forth in Note 1 to our consolidated financial statements, appearing in our Form 10-KSB as filed with the SEC on March 31, 2008.

(2) Company contribution to the 401(k) Plan.

Mr. Dilworth began as Chief Executive Officer (Interim) during January 2002 and became full-time Chief Executive Officer during September 2006. Mr. Dilworth elected during his term as interim Chief Executive Officer, to forgo the cash compensation we pay all directors for their attendance at board and committee meetings as well as the quarterly retainer.

The recognized stock-based compensation expense listed as Option Awards for Mr. Dilworth in the above Summary Compensation Table for the year ended December 31, 2007 was derived from option awards made on November 11, 2004, January 27, 2005,

January 26, 2006 and January 15, 2007 in the amount of 40,000, 200,000, 125,000 and 125,000 options, respectively, at exercise prices of $0.34, $0.43, $0.21 and $0.17 per share, respectively.

The recognized stock-based compensation expense listed as Option Awards for Mr. Dilworth in the above Summary Compensation Table for the year ended December 31, 2006 was derived from option awards made on May 5, 2003, November 11, 2004, January 27, 2005 and January 26, 2006 in the amount of 40,000, 40,000, 200,000 and 125,000 options, respectively, at exercise prices of $0.18, $0.34, $0.43 and $0.21 per share, respectively.

The options granted to Mr. Dilworth on November 11, 2004, which aggregated $2,330 and $14,025 of stock-based compensation expense during the years ended December 31, 2007 and 2006, respectively, were granted to Mr. Dilworth in his capacity as Chairman of the Board of Directors. All other options granted, and stock-based compensation expense recognized for Mr. Dilworth during the years ended December 31, 2007 and 2006, resulted from his activities as our Chief Executive Officer.

The recognized stock-based compensation expense listed as Options Awards for Mr. Swain in the above Summary Compensation Table for the year ended December 31, 2007 was derived from option awards made on January 27, 2005, January 26, 2006 and January 15, 2007 in the amount of 160,000, 75,000 and 75,000 options, respectively, at exercise prices of $0.43, $0.21 and $0.17 per share, respectively.

The recognized stock-based compensation expense listed as Options Awards for Mr. Swain in the above Summary Compensation Table for the year ended December 31, 2006 was derived from option awards made on May 5, 2003, January 27, 2005 and January 26, 2006 in the amount of 40,000, 160,000 and 75,000 options, respectively, at exercise prices of $0.18, $0.43 and $0.21 per share, respectively.

All such options granted to Mr. Dilworth and Mr. Swain were immediately exercisable upon their respective grant date and vest in thirty-three equal monthly installments, beginning in the fourth month after their respective grant date. Should either Mr. Dilworth's or Mr. Swain's service cease prior to full vesting of the options, we have the right to repurchase any shares issued upon exercise of options not vested.

Pursuant to his employment letter agreement, Mr. Swain would be entitled to three-months' severance of his then base salary in the event of a merger or acquisition which lead to a change in the nature, reduction or elimination of his duties, a reduction in his level of compensation, relocation of the corporate office by more than 50 miles from its then current location or his termination.

Outstanding Equity Awards at Fiscal Year-End

                       Outstanding Equity Awards At Fiscal Year-End
         -----------------------------------------------------------------------
                                                  Option Awards (1)
                                   ---------------------------------------------
                                    Number of
                                   Securities
                                   Underlying
                                   Unexercised         Option          Option
                                    Options           Exercise       Expiration
         Name                      Exercisable          Price           Date
         -----------------------------------------------------------------------
         Robert Dilworth            100,000 (2)       $  0.25         03/04/12
         Chief Executive Officer     40,000 (2)       $  0.18         05/04/13
                                    300,000 (3)       $  0.34         11/14/14
                                    200,000 (2)       $  0.43         01/26/15
                                    125,000 (2)       $  0.21         01/25/16
                                    125,000 (2)       $  0.17         01/15/17
         -----------------------------------------------------------------------
         William Swain               40,000 (2)       $  0.18         05/04/13
         Chief Financial Officer    380,000 (3)       $  0.34         11/14/14
                                    160,000 (2)       $  0.43         01/26/15
                                     75,000 (2)       $  0.21         01/25/16
                                     75,000 (2)       $  0.17         01/15/17

      (1) As of December 31, 2007.

      (2) All such options were immediately exercisable upon grant and vest in thirty-three equal monthly installments, beginning in the fourth month after their respective grant date. For Mr. Dilworth, the options identified in this footnote were, or will be, fully vested on the following dates: March 5, 2005, May 4, 2006, January 26, 2008, January 25, 2009 and January 15, 2010, respectively. For Mr. Swain, the options identified in this footnote were, or will be, fully vested on the following dates: May 4, 2006, January 26, 2008, January 25, 2009and January 15, 2010, respectively. If Mr. Dilworth's or Mr. Swain's employment ceases prior to full vesting of the options, we have the right to repurchase any shares issued upon exercise of options not vested.

      (3) Mr. Dilworth and Mr. Swain voluntarily surrendered, on May 14, 2004, 260,000 and 380,000 out-of-the-money options, respectively, in conjunction with participation in a voluntary stock option exchange program. New option grants equal to the number cancelled were made on November 15, 2004. All such options were fully vested as of November 14, 2005. On November 15, 2004, Mr. Dilworth was granted 40,000 options in his capacity as a director. These options became fully vested on November 14, 2007.

Compensation of Directors

During the years ended December 31, 2007 and 2006, our non-employee directors were eligible to be compensated at the rate of $1,000 for attendance at each meeting of our board, $500 if their attendance was via telephone, $500 for attendance at each meeting of a board committee, and a $1,500 quarterly retainer. Additionally, non-employee directors are granted stock options periodically, typically on a yearly basis.


                              Director Compensation
-------------------------------------------------------------------------------
                                Fees
                             Earned or      Option        All Other
Name               Year     Paid in Cash   Awards (1)   Compensation     Total
-------------------------------------------------------------------------------
August Klein       2007      $   16,500    $  31,306    $        -    $  47,806
                   2006          10,500       34,973      7,000 (2)      52,473


                                        9


Michael Volker     2007          15,500       30,662             -       46,162
                   2006           9,000       33,236             -       42,236

Gordon Watson      2007          15,500       30,146             -       45,646
                   2006          10,000       31,847             -       41,847

      (1) The amounts listed in the Option Awards column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and 2006, in accordance with FAS No. 123R, and include amounts from awards granted in and prior to 2007 and 2006, respectively. We estimated the fair value of stock options at their grant date by using the Black-Scholes option pricing model with the following weighted average assumptions for grants made prior to 2006 that are included in the Summary Compensation Table: dividend yield, 0; risk free interest of 1.5% to 2.5%; expected volatility of 60%; and an expected life of 5 years. The assumptions used in the valuations of the stock options awarded in 2007 and 2006, subsequent to our adoption of FAS No. 123R, appear in Note 1 to our consolidated financial statements, which appear in our Form 10-KSB as filed with the SEC on March 31, 2008.

      (2) Payment for consulting fees provided to our company

The recognized stock-based compensation expense listed as Option Awards for all three non-employee directors in the above table for the year ended December 31, 2007 was derived from option awards made on May 14, 2004, January 27, 2005, January 26, 2006 and January 15, 2007 at exercise prices of $0.56, $0.43, $0.21 and $0.17 per share respectively. On such dates, Mr. Klein was granted 62,500, 160,000, 75,000 and 75,000 options, respectively; Mr. Volker was granted 50,000, 160,000, 75,000 and 75,000 options, respectively; and Mr. Watson was granted 40,000, 160,000, 75,000 and 75,000 options, respectively. All such options granted to our non-employee directors were immediately exercisable upon their respective grant date and vest in thirty-three equal monthly installments, beginning in the fourth month after their respective grant date.

The recognized stock-based compensation expense listed as Option Awards for all three non-employee directors in the above table for the year ended December 31, 2006 was derived from option awards made on May 5, 2003, May 14, 2004, January 27, 2005 and January 26, 2006 at exercise prices of $0.18, $0.56, $0.43 and $0.21 per share respectively. On such dates, Mr. Klein was granted 40,000, 62,500, 160,000 and 75,000 options, respectively, Mr. Volker was granted 40,000, 50,000, 160,000 and 75,000 options, respectively, and Mr. Watson was granted 40,000, 40,000, 160,000 and 75,000 options, respectively. All such options granted to our non-employee directors were immediately exercisable upon their respective grant date and vest in thirty-three equal monthly installments, beginning in the fourth month after their respective grant date.

Should any non-employee director's service cease prior to full vesting of the options, we have the right to repurchase any shares issued upon exercise of options not vested.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2007, the compensation committee was comprised of Gordon Watson and August Klein, each of whom is a non-employee director. August Klein is the committee chairman.

                            REPORT OF AUDIT COMMITTEE

      The audit committee operates under a written charter adopted by the board of directors. GraphOn's audit committee charter is made available at its web-site at: www.graphon.com. Follow the link to "About GraphOn" to the link for "Corp. Governance" and then "Audit Committee Charter." The functions of the audit committee include the following:

      o appointment of independent auditors, determination of their compensation and oversight of their work;

      o review the arrangements for and scope of the audit by independent auditors;

      o review the independence of the independent auditors;

      o consider the adequacy and effectiveness of the accounting and financial controls;

      o pre-approve audit and non-audit services;

      o establish procedures regarding complaints relating to accounting, internal accounting controls, or auditing matters;

      o review and approve any related party transactions; and

      o discuss with management and the independent auditors our draft quarterly interim and annual financial statements and key accounting and reporting matters.

      Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls, and the independent auditors are responsible for auditing those financial statements in accordance with the standards set forth by the Public Company Accounting Oversight Board and to issue a report thereon. The committee's responsibility is to oversee the financial reporting process on behalf of the board of directors and to report the result of their activities to the board of directors.

      In fulfilling its oversight responsibilities, the audit committee reviewed the audited consolidated financial statements in the Annual Report on Form 10-KSB with management, including a discussion of both the quality and acceptability of the accounting principles applied, the reasonableness of significant estimates and judgments, critical accounting policies and accounting estimates resulting from the application of these policies and the clarity of disclosures in the financial statements. In addition, the audit committee discussed the rules under The Sarbanes-Oxley Act of 2002 that pertain to the audit committee and the roles and responsibilities of the audit committee members.

      During the year ended December 31, 2007, GraphOn's independent certified public accountants were Macias Gini & O'Connell LLP. In addition to audit-related services, Macias Gini & O'Connell also performed non-audit related services that consisted primarily of tax services for GraphOn during 2007. The audit committee reviewed Macias Gini & O'Connell's judgments of both the quality and acceptability of the accounting principles applied by management and such other matters that are required to be discussed with the audit committee under auditing standards generally accepted in the United States.

      In overseeing the preparation of GraphOn's financial statements, the audit committee met with both GraphOn's management and Macias Gini & O'Connell, with and without management being present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. GraphOn's management advised the audit committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States and that they complied with the rules of Sarbanes-Oxley. The audit committee's review included discussions with Macias Gini & O'Connell of matters required to be discussed pursuant to Statement on Auditing Standards No. 114 (The Auditor's Communication with Those Charged with Governance), which has superseded Statement on Auditing Standards No. 61 (Communication with Audit Committees), as well as matters relating to Macias Gini & O'Connell's independence, including the disclosures made to the audit committee as required by the Independence Standards Board Standard No. 1 (Discussions with Audit Committee).

      On the basis of these reviews and discussions, the audit committee recommended to the board of directors that it approve the inclusion of the audited financial statements in GraphOn's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 for filing with the SEC.

      The audit committee has also evaluated the performance of Macias Gini & O'Connell, including, among other things, the amount of fees paid to them for audit and non-audit related services in 2007. Information related to Macias Gini & O'Connell's fees for 2007 and 2006 are discussed below in the proxy statement under "Proposal II - Ratification of Selection of Independent Auditors." Based on its evaluation, the audit committee has selected Macias Gini & O'Connell to serve as GraphOn's auditors for the fiscal year ending December 31, 2008.

October 1, 2008                     THE AUDIT COMMITTEE
                                    August P. Klein, Chairman
                                    Michael Volker
                                    Gordon M. Watson

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information, as of October 1, 2008, with respect to the beneficial ownership of shares of our common stock held by:
(i) each director; (ii) each person known by us to beneficially own 5% or more of our common stock; (iii) each executive officer named in the summary compensation table; and (iv) all directors and executive officers as a group. Unless otherwise indicated, the address for each of the following stockholders is c/o GraphOn Corporation, 5400 Soquel Avenue, Suite A-2, Santa Cruz, California 95062.

                                           Number of Shares    Percent
                                           of Common Stock       of
                                            Beneficially       Class
Name and Address of Beneficial Owner        Owned (1)(2)        (%)
----------------------------------------------------------------------
Robert Dilworth (3)                           1,068,820         2.2
William Swain (4)                               836,000         1.7
August P. Klein (5)                             670,760         1.4
Michael Volker (6)                              563,000         1.2
Gordon Watson (7)                               505,000         1.1
AIGH Investment Partners, LLC (8)             9,120,417        18.1
 6006 Berkeley Avenue
 Baltimore, MD  21209
Ralph Wesinger (9)                            4,230,207         8.8
Kennedy Capital Management, Inc. (10)         2,688,350         5.7
 10829 Olive Boulevard
 St. Louis, MO 63141
Paul Packer (11)                              5,077,425        10.3
 60 Broad Street, 38th Floor
 New York, NY 10004
All current executive officers and            3,643,780         7.2
directors as a group (5 persons)(12)
------------------------------------

(1) As used in this table, beneficial ownership means the sole or shared power to vote, or direct the voting of, a security, or the sole or shared power to invest or dispose, or direct the investment or disposition, of a security. Except as otherwise indicated, based on information provided by the named individuals, all persons named herein have sole voting power and investment power with respect to their respective shares of our common stock, except to the extent that authority is shared by spouses under applicable law, and record and beneficial ownership with respect to their respective shares of our common stock. With respect to each stockholder, any shares issuable upon exercise of options and warrants held by such stockholder that are currently exercisable or will become exercisable within 60 days of October 1, 2008 are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.
(2) Percentage ownership of our common stock is based on 47,322,292 shares of common stock outstanding as of October 1, 2008.
(3) Includes 1,015,000 shares of common stock issuable upon the exercise of outstanding options.
(4) Includes 805,000 shares of common stock issuable upon the exercise of outstanding options.
(5) Includes 520,000 shares of common stock issuable upon the exercise of outstanding options.
(6) Includes 485,000 shares of common stock issuable upon the exercise of outstanding options.
(7) Includes 505,000 shares of common stock issuable upon the exercise of outstanding options.
(8) Based on information contained in a Schedule 13G/A filed by AIGH Investment Partners, LLC on March 3, 2008. Includes 3,040,139 shares of common stock issuable upon the exercise of outstanding warrants. Orin Hirschman is the managing member of AIGH Investment Partners, LLC.
(9) Based on information provided to us by Mr. Wesinger. Includes 1,000,000 shares of common stock issuable upon exercise of outstanding options.
(10) Based on information contained in a Schedule 13G filed by Kennedy Capital Management, Inc., an investment advisor, on February 13, 2008. Kennedy Capital Management has the sole power to vote or direct the vote of 2,535,900 shares and the sole power to dispose or direct the disposition of 2,688,350 shares.
(11) Based on information contained in a Schedule 13G/A filed by Paul Packer on February 11, 2008 and information made available to us. Includes 810,013 shares held by Mr. Packer, 638,176 shares held by Globis Overseas Fund, Ltd. and 1,781,453 shares held by Globis Capital Partners, LP. Also includes 405,004 shares of common stock issuable upon the exercise of outstanding warrants held by Mr. Packer, 324,084 shares of common stock issuable upon the exercise of outstanding warrants held by Globis Overseas and 1,118,695 shares of common stock issuable upon the exercise of outstanding warrants held by Globis Capital. Mr. Packer has sole voting and dispositive power with respect to 1,215,017 shares held or issuable upon exercise of outstanding warrants held by Mr. Packer and Mr. Packer shares voting and dispositive power with respect to an aggregate 2,473,535 shares held or issuable upon exercise of outstanding warrants held by Globis Overseas and Globis Capital.
(12) Includes 3,330,000 shares of common stock issuable upon the exercise of outstanding options.


           COMPLIANCE WITH SECTION 16(a) OF SECURITIES EXCHANGE ACT

      Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, as well as those persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC rule to furnish us with copies of all Section 16(a) forms they file.

      Based solely on our review of the copies of such forms, or written representations from certain reporting persons that no such forms were required, we believe that during the year ended December 31, 2007, all filing requirements applicable to our officers, directors and greater than 10% owners of our common stock were complied with.

                                   PROPOSAL II
                                   -----------
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      Our audit committee has selected Macias Gini & O'Connell LLP to audit our accounts for the fiscal year ending December 31, 2008. Such firm, which has served as our independent auditors since February 9, 2005, has reported to us that none of its members has any direct financial interest or material indirect financial interest in our company.

      A proposal will be presented at the annual meeting to ratify the audit committee's appointment of Macias Gini & O'Connell LLP as our independent auditors. Although stockholder ratification of the audit committee's action in this respect is not required, our board of directors considers it desirable for stockholders to pass upon such appointment.

      A representative of Macias Gini & O'Connell LLP is expected to attend the annual meeting and will be afforded the opportunity to make a statement and/or respond to appropriate questions from stockholders.

      Fees for professional services provided by Macias Gini & O'Connell LLP for the years ended December 31, 2007 and 2006 were as follows:


           Category                  2007          2006
           --------               ----------    ----------
           Audit fees             $  154,900    $  170,500
           Audit - related fees        1,300         5,500
           Tax fees                   14,000        14,000
           Other fees                      -             -
                                  ----------    ----------
                 Total            $  170,200    $  190,000
                                  ==========    ==========

      Audit fees include fees associated with our annual audit, the reviews of our quarterly reports on Form 10-QSB, and assistance with and review of documents filed with the Securities and Exchange Commission. Audit-related fees include consultations regarding revenue recognition and new accounting pronouncements, particularly; Financial Accounting Standards Board Interpretation 48 (2007) and Statement of Financial Accounting Standards No. 123R, "Share-Based Payment" and related interpretations (2006). Tax fees included tax compliance and tax consultations.

      The audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by our independent auditor. The policy provides for pre-approval by the audit committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the audit committee must approve the permitted service before the independent auditor is engaged to perform it.

Board Recommendation

      The board unanimously recommends a vote FOR ratification of the selection of Macias Gini & O'Connell LLP as our independent auditors for the fiscal year ending December 31, 2008.



                         HOUSEHOLDING OF PROXY MATERIALS

      The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

      This year, a number of brokers with account holders who are GraphOn stockholders will be "householding" our proxy materials. A single proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to William Swain, our Secretary, at our address or contact William Swain at (800) 472-7466. Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request "householding" of their communications should contact their broker.



                            ACCOMPANYING INFORMATION

      Accompanying this proxy statement is a copy of our annual report to stockholders on Form 10-KSB, for our fiscal year ended December 31, 2007. Such annual report includes our audited financial statements for the two fiscal years ended December 31, 2007. No part of such annual report shall be regarded as proxy-soliciting material or as a communication by means of which any solicitation is being or is to be made.

                               GRAPHON CORPORATION
                          5400 Soquel Avenue, Suite A2
                          Santa Cruz, California 95062

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Robert Dilworth and William Swain as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side hereof, all the shares of Common Stock of GraphOn Corporation (the "Company") held of record by the undersigned on October 1, 2008, at the Annual Meeting of the Stockholders to be held on November 19, 2008 or any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, the Proxy will be voted FOR Proposals I and II.

               (Continued and to be signed on the reverse side)

                        ANNUAL MEETING OF STOCKHOLDERS OF

                               GRAPHON CORPORATION

                                November 19, 2008


                   Please sign, date and mail your proxy card
                  in the envelope provided as soon as possible


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPSALS I AND II. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
                YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

I. Election of Director: The nominee for Class III of the Board of Directors is listed below:

      [  ] For nominee                             Gordon M. Watson
      [  ] Withhold authority for nominee

II.   To ratify the selection of Macias Gini & O'Connell LLP    [ ] For
      as the Company's independent auditors for the fiscal      [ ] Against
      year ended December 31, 2008                              [ ] Abstain

III.  To transact such other business as may properly come before the meeting.





To change the address on your account, please check the box at right [ ] and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.


Signature of Stockholder:                      Date:


Signature of Stockholder:                      Date:


Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.